Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS THIRD QUARTER 2014 RESULTS

New loan originations of more than $287 million across the platform

Net Income of $4.1 million or $0.14 per common share

— Subsequent to end of third quarter —

Fourth quarter net income estimated to be $0.25 to $0.28 per common share

Declared fourth quarter dividend of $0.25 per common share

SEPTEMBER 30, 2014 FINANCIAL RESULTS

Chicago, IL — November 10, 2014 - Ares Commercial Real Estate Corporation (the “Company,” “ACRE,” “we,” and “our”) (NYSE:ACRE), a specialty finance company primarily engaged in principal lending and mortgage banking of commercial real estate (“CRE”) investments reported net income of $4.1 million or $0.14 per basic and diluted common share and $15.5 million or $0.54 per basic and diluted common share, respectively, for the three and nine months ended September 30, 2014.  In addition, the Company announced that its Board of Directors has declared a fourth quarter 2014 dividend of $0.25 per common share payable on January 15, 2015 to common stockholders of record on December 31, 2014.

“While our third quarter earnings were impacted by prepayments within our Principal Lending segment and continued build out of our Mortgage Banking segment, based on current market conditions, we currently expect our earnings per common share to improve materially in the fourth quarter,” said Todd Schuster, President and Chief Executive Officer of ACRE. “Our expectation for improved fourth quarter earnings will be driven by continued capital deployment in our Principal Lending segment and expanded production from our Mortgage Banking segment. In our Mortgage Banking segment specifically, our fourth quarter origination activity is off to a strong start as we benefit from our expanded product suite and a seasonally stronger market, including more than $51 million in new loans already originated in the fourth quarter of 2014.”

“Our portfolio and balance sheet remain very well positioned given our emphasis on senior floating rate loans,” said Tae-Sik Yoon, Chief Financial Officer of ACRE. “We are also pleased that we were able to close the MetLife facility, our second facility with City National Bank and our second securitization during the third quarter which provided us with further sources of liquidity.”

EXPECTED FOURTH QUARTER 2014 RESULTS

For the quarter ending December 31, 2014, the Company is estimating net income per common share to be $0.25 to $0.28. In the Mortgage Banking segment, the Company expects originations of $200 to $250 million in the fourth quarter. The Company’s outlook is based upon management’s current expectations regarding (1) the timing and amount of, and returns on, originations in the Principal Lending and Mortgage Banking segments in the Company’s existing pipeline, (2) the timing and amount of repayments in the Principal Lending segment, (3) the availability and cost, including advance rates, of additional debt capital to fund new investments, (4) interest rate volatility and (5) no additional common equity capital being raised during the quarter. The Company’s estimate of future results is also based on current expectations of market conditions, including but not limited to the level of lending and borrowing spreads, volume of commercial real estate loan volumes and government-sponsored enterprise activity and the judgment of the Company’s management team. There is no guarantee or assurance that such activities will occur as expected or at all.  Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein. Actual events or conditions may differ materially from these assumptions and therefore, actual results may vary significantly.

The Company does not currently expect to update the expected future earnings information provided herein or on its earnings webcast/conference call or provide quantitative future earnings information with respect to periods after the quarter ending December 31, 2014.

THREE MONTHS ENDED SEPTEMBER 30, 2014 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•                  For the three months ended September 30, 2014, net income was $4.1 million or $0.14 per basic and diluted common share, comprised of $4.9 million net income for Principal Lending and $(0.8) million net loss for Mortgage Banking.

•                  For the Principal Lending segment, originations for the three months ended September 30, 2014 totaled $235.5 million in commitments and $182.1 million in outstanding principal with an additional $20.1 million of fundings on existing commitments. Loan repayments totaled $124.8 million in outstanding principal for the three months ended September 30, 2014.

•                  For the Mortgage Banking segment, ACRE Capital LLC (“ACRE Capital”), a wholly owned subsidiary of ACRE, originated $52.0 million in unpaid principal balance during the three months ended September 30, 2014.

Capital and Other Activities:

•                  On July 30, 2014, the Company and certain of its subsidiaries entered into a $75.0 million revolving credit facility (the “CNB Facility”) with City National Bank (“CNB”). The CNB Facility is used to finance qualifying investments and for other working capital and general corporate needs. The CNB Facility is in addition to the Company’s existing March 2014 $50.0 million secured revolving credit facility with CNB. A subsidiary of Ares Management, L.P. (NYSE: ARES) and an affiliate of the Company’s external manager agreed to provide credit support in connection with the CNB Facility.

•                  On August 13, 2014, the Company and certain of its subsidiaries entered into a $180.0 million revolving master repurchase facility with Metropolitan Life Insurance Company (“MetLife”), pursuant to which the Company may sell, and later repurchase, commercial mortgage loans meeting defined eligibility criteria which are approved by MetLife in its sole discretion.

•                  On August 15, 2014, the Company closed its $308.7 million securitization, ACRE Commercial Mortgage 2014-FL2. At closing, $308.7 million of investment grade bonds were sold to third parties at an initial weighted average coupon of LIBOR+1.445% before expenses.

PRINCIPAL LENDING BUSINESS AS OF SEPTEMBER 30, 2014

During the third quarter of 2014, the Company originated seven new loans totaling $235.5 million in commitments in its Principal Lending segment.  The seven new loans, all of which are transitional senior mortgage loans, include:

•                  a $29.0 million loan collateralized by a mixed-use complex located in New York;

•                  a $16.5 million loan collateralized by a mixed-use complex located in New York;

•                  a $12.8 million loan collateralized by an apartment complex located in Florida;

•                  a $31.5 million loan collateralized by a retail center located in Illinois;

•                  a $43.0 million loan collateralized by an office building located in Florida;

•                  a $69.7 million loan collateralized by a mixed-use building located in Illinois;  and

•                  a $33.0 million loan collateralized by an apartment complex located in New York.

At September 30, 2014, the Company had originated or co-originated 43 loans, excluding 10 loans totaling $292.8 million in outstanding principal that were repaid since inception, totaling approximately $1.4 billion in commitments with outstanding principal of $1.2 billion.

Portfolio Interest Rate and Duration Summary:

(amounts in millions, except percentages)

	September 30, 2014
	Carrying Amount (1)	Outstanding Principal (1)	Weighted Average Interest Rate	Weighted Average Unleveraged Effective Yield (2)	Weighted Average Remaining Life (Years)
Senior mortgage loans	$1,102.5	$1,110.3	4.6%	5.1%	2.3
Subordinated debt and preferred equity investments	135.8	137.0	9.8%	10.2%	3.8
Total	$1,238.3	$1,247.3	5.1%	5.6%	2.5

(1) The difference between the Carrying Amount and the Outstanding Principal face amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs.

(2) Unleveraged Effective Yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premium or discount) and assumes no dispositions, early prepayments or defaults. The Total Weighted Average Unleveraged Effective Yield is calculated based on the average of Unleveraged Effective Yield of all loans held by the Company as of September 30, 2014 as weighted by the Outstanding Principal balance of each loan.

As of September 30, 2014, 95% of the investment portfolio consisted of floating rate loans (as measured by outstanding principal).

Portfolio Diversification Summary as of September 30, 2014:

(amounts in millions, except percentages)

PROPERTY TYPE

	Outstanding Principal	% of Portfolio
Multifamily	$550.6	44%
Office	391.3	31%
Industrial	109.3	9%
Retail	99.0	8%
Mixed-use	97.1	8%
Total	$1,247.3	100%

GEOGRAPHIC MIX

	Outstanding Principal	% of Portfolio
Southeast	$338.9	27%
Southwest	227.9	18%
Midwest	306.9	25%
West	188.8	15%
Mid-Atlantic/Northeast	184.8	15%
Total	$1,247.3	100%

MORTGAGE BANKING BUSINESS (ACRE CAPITAL) AS OF SEPTEMBER 30, 2014

For the three months ended September 30, 2014, ACRE Capital originated $52.0 million in unpaid principal balance of Fannie Mae Delegated Underwriting and Servicing (“Fannie Mae”) loans.

As of September 30, 2014, the Company’s multifamily servicing portfolio consisted of 995 loans with an unpaid principal balance of $4.0 billion. The carrying value of the Company’s mortgage servicing rights (“MSRs”) was $59.6 million at September 30, 2014.

On August 5, 2014, ACRE Capital was approved and granted a license by the Federal Home Loan Mortgage Corporation (“Freddie Mac”) as a Program Plus® seller/servicer for multifamily loans.  On August 25, 2014, ACRE Capital entered into a MSR purchase agreement (the “Purchase Agreement”) with a third party. Under the Purchase Agreement, ACRE Capital agreed to purchase the rights to service a portfolio of 46 Freddie Mac multifamily mortgage loans with a total unpaid principal balance of approximately $370.6 million. On September 16, 2014, ACRE Capital completed the acquisition of the servicing portfolio and legal ownership of the MSRs was transferred to ACRE Capital.

RECENT DEVELOPMENTS

On October 9, 2014, the Company originated a $17.3 million transitional first mortgage loan on an apartment building located in New York City.  At closing, the outstanding principal balance was approximately $13.7 million. The loan has an interest rate of LIBOR + 3.85% (plus origination and exit fees) subject to a 0.15% LIBOR floor and a term of three years.

On October 23, 2014, the Company originated a $35.0 million transitional first mortgage loan on an office building located in Portland, Oregon. At closing, the outstanding principal balance was approximately $27.4 million. The loan has an interest rate of LIBOR + 3.75% (plus origination and exit fees) subject to a 0.25% LIBOR floor and a term of four years.

On November 3, 2014, the Company originated a $21.0 million transitional first mortgage loan on an office building located in Denver, Colorado. At closing, the outstanding principal balance was approximately $16.8 million. The loan has an interest rate of LIBOR + 3.95% (plus origination and exit fees) subject to a 0.15% LIBOR floor and a term of three years.

On November 7, 2014, the Company and its Manager entered into a second amendment to the Management Agreement, effective as of September 30, 2014, under which its Manger has agreed not to seek reimbursement of restricted costs in excess of $1.0 million per quarter for the quarterly period ended September 30, 2014 and the quarterly period ending December 31, 2014.

Subsequent to the quarter ended September 30, 2014, ACRE Capital rate-locked three Fannie Mae loans totaling $47.9 million in unpaid principal balance and one U.S. Department of Housing and Urban Development loan totaling $3.4 million in unpaid principal balance.

On November 10, 2014, the Company declared a cash dividend of $0.25 per common share for the fourth quarter of 2014. The fourth quarter 2014 dividend is payable on January 15, 2015 to common stockholders of record as of December 31, 2014.

INVESTMENT CAPACITY AND LIQUIDITY

As of November 7, 2014, the Company expects to have approximately $80 million in capital, either in cash or in approved but undrawn capacity under the Company’s funding facilities.  After holding in reserve $10 million in liquidity requirements, the Company expects to have approximately $70 million in capital available to fund additional loans, outstanding commitments on the Company’s existing loans and for other working capital purposes.  Assuming that the Company uses such amount as capital to make new investments and leverages such amount under its facilities at a debt-to-equity ratio in the range of 2:1 to 3:1, the Company has the capacity to fund $210 million to $280 million of additional senior loan investments.

As of November 7, 2014, the total unfunded commitments for the Company’s existing loans held for investment were approximately $174 million.  In addition, borrowings under the Company’s funding facilities were approximately $406 million (excluding warehouse lines of credit in connection with the Company’s Mortgage Banking segment), debt issued in the form of commercial mortgage-backed securities was approximately $219 million, debt issued in the form of collateralized loan obligations was approximately $309 million, respectively, and debt issued in the form of convertible senior notes was approximately $69 million.

THIRD QUARTER 2014 DIVIDEND

On August 6, 2014, the Company declared a cash dividend of $0.25 per common share for the third quarter of 2014. The third quarter 2014 dividend was paid on October 15, 2014 to common stockholders of record as of September 30, 2014.

CONFERENCE CALL AND WEBCAST INFORMATION

On Monday, November 10, 2014, the Company invites all interested persons to attend its webcast/conference call at 11:00 a.m. (Eastern Time) to discuss its third quarter 2014 financial results. Please visit the Investor Resources section of Ares Commercial Real Estate Corporation’s website for a slide presentation that complements the earnings conference call.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1(412)-317-6061. All callers will need to enter the Participant Elite Entry Number 3368777 followed by the # sign and reference “Ares Commercial Real Estate

Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through November 24, 2014 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10053849. An archived replay will also be available through November 24, 2014 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in principal lending and mortgage banking of commercial real estate investments. Through its national direct origination platform, Ares Commercial Real Estate Corporation provides a broad offering of flexible financing solutions for commercial real estate owners and operators. Through ACRE Capital LLC, its Mortgage Banking segment, it originates and services multifamily residential mortgage loans, senior housing and healthcare facilities by utilizing the platforms of Fannie Mae and governmental agencies. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management, L.P. (NYSE: ARES), a publicly traded, global alternative asset manager with approximately $79 billion of assets under management as of June 30, 2014. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call, including the Company’s estimated earnings per share for the fourth quarter, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results could differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads, commercial real estate loan volumes, government-sponsored enterprise activity and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission.  Any forward-looking statement, including any contained herein, speaks only as of the time of this release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call, including with respect to the Company’s estimated earnings per share for the fourth quarter.  Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

AVAILABLE INFORMATION

Ares Commercial Real Estate Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescre.com.  The contents of such website are not and should not be deemed to be incorporated by reference herein.

CONTACTS

Carl Drake or John Stilmar

Ares Commercial Real Estate Corporation

888-818-5298

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of
	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Cash and cash equivalents	$11,448	$20,100
Restricted cash	24,080	16,954
Loans held for investment ($688,165 and $493,783 related to consolidated VIEs, respectively)	1,238,292	958,495
Loans held for sale, at fair value	24,712	89,233
Mortgage servicing rights, at fair value	59,614	59,640
Other assets ($2,634 and $2,552 of interest receivable related to consolidated VIEs, respectively; $8,411 of other receivables related to consolidated VIEs as of September 30, 2014)	44,332	32,493
Total assets	$1,402,478	$1,176,915

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Secured funding agreements	$341,991	$264,419
Warehouse lines of credit	17,544	—
Convertible notes	68,240	67,815
Commercial mortgage-backed securitization debt (consolidated VIE)	219,043	395,027
Collateralized loan obligation securitization debt (consolidated VIE)	308,703	—
Allowance for loss sharing	13,322	16,480
Due to affiliate	2,654	2,796
Dividends payable	7,151	7,127
Other liabilities ($469 and $384 of interest payable related to consolidated VIEs, respectively)	22,791	17,035
Total liabilities	1,001,439	770,699

Commitments and contingencies (Note 8)

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at September 30, 2014 and December 31, 2013, 28,604,798 and 28,506,977 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	284	284
Additional paid-in capital	420,182	419,405
Accumulated deficit	(19,427)	(13,473)
Total stockholders’ equity	401,039	406,216
Total liabilities and stockholders’ equity	$1,402,478	$1,176,915

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net interest margin:
Interest income from loans held for investment	$17,967	$10,695	$50,854	$25,494
Interest expense	(8,010)	(1,995)	(19,917)	(5,260)
Net interest margin	9,957	8,700	30,937	20,234

Mortgage banking revenue:
Servicing fees, net	3,898	1,361	12,694	1,361
Gains from mortgage banking activities	2,693	3,326	9,525	3,326
Provision for loss sharing	285	32	1,346	32
Change in fair value of mortgage servicing rights	(1,798)	(858)	(5,533)	(858)
Mortgage banking revenue	5,078	3,861	18,032	3,861

Gain on sale of loans	—	—	680	—
Total revenue	15,035	12,561	49,649	24,095

Expenses:
Other interest expense	1,855	1,646	5,298	4,696
Management fees to affiliate	1,475	1,487	4,445	2,744
Professional fees	635	675	2,663	1,741
Compensation and benefits	4,704	1,765	13,235	1,765
Acquisition and investment pursuit costs	—	2,052	20	3,813
General and administrative expenses	2,437	994	7,256	1,930
General and administrative expenses reimbursed to affiliate	1,000	1,000	3,000	2,610
Total expenses	12,106	9,619	35,917	19,299
Changes in fair value of derivatives	—	—	—	1,739
Income from operations before gain on acquisition and income taxes	2,929	2,942	13,732	6,535
Gain on acquisition	—	4,438	—	4,438
Income before income taxes	2,929	7,380	13,732	10,973
Income tax expense (benefit)	(1,173)	496	(1,764)	496
Net income	$4,102	$6,884	$15,496	$10,477
Net income per common share:
Basic and diluted earnings per common share	$0.14	$0.25	$0.54	$0.66
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	28,464,613	27,976,562	28,453,719	15,806,777
Diluted weighted average shares of common stock outstanding	28,604,798	28,027,719	28,582,353	15,853,425
Dividends declared per share of common stock	$0.25	$0.25	$0.75	$0.75

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

AS OF SEPTEMBER 30, 2014

BALANCE SHEET SEGMENT INFORMATION

(in thousands)

	Principal Lending	Mortgage Banking	Total
Cash and cash equivalents	$10,667	$781	$11,448
Restricted cash	8,756	15,324	24,080
Loans held for investment	1,238,292	—	1,238,292
Loans held for sale, at fair value	—	24,712	24,712
Mortgage servicing rights, at fair value	—	59,614	59,614
Other assets	29,190	15,142	44,332
Total Assets	$1,286,905	$115,573	$1,402,478

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

THREE MONTHS ENDED SEPTEMBER 30, 2014

SEGMENT INCOME STATEMENT

(in thousands)

	Principal Lending	Mortgage Banking	Total
Net interest margin:
Interest income from loans held for investment	$17,967	$—	$17,967
Interest expense	(8,010)	—	(8,010)
Net interest margin	9,957	—	9,957

Mortgage banking revenue:
Servicing fees, net	—	3,898	3,898
Gains from mortgage banking activities	—	2,693	2,693
Provision for loss sharing	—	285	285
Change in fair value of mortgage servicing rights	—	(1,798)	(1,798)
Mortgage banking revenue	—	5,078	5,078

Total revenue	9,957	5,078	15,035

Expenses:
Other interest expense	1,605	250 (1)	1,855
Management fees to affiliate	1,356	119	1,475
Professional fees	454	181	635
Compensation and benefits	—	4,704	4,704
General and administrative expenses	754	1,683	2,437
General and administrative expenses reimbursed to affiliate	865	135	1,000
Total expenses	5,034	7,072	12,106
Income from operations before income taxes	4,923	(1,994)	2,929
Income tax expense (benefit)	3	(1,176)	(1,173)
Net income	$4,920	$(818)	$4,102

(1) Other interest expense does not include interest expense related to the intercompany note between the two business segments presented, Mortgage Banking (conducted through ACRE Capital Holdings LLC) as borrower and Principal Lending (conducted through the Company) as lender.  As such interest expense is related to an intercompany note, it is eliminated in the consolidated financial statements of the Company.  If interest expense related to the intercompany note were included, other interest expense and net loss would have been $1.2 million and $1.8 million, respectively, for Mortgage Banking.

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

NINE MONTHS ENDED SEPTEMBER 30, 2014

SEGMENT INCOME STATEMENT

(in thousands)

	Principal Lending	Mortgage Banking	Total
Net interest margin:
Interest income from loans held for investment	$50,854	$—	$50,854
Interest expense	(19,917)	—	(19,917)
Net interest margin	30,937	—	30,937

Mortgage banking revenue:
Servicing fees, net	—	12,694	12,694
Gains from mortgage banking activities	—	9,525	9,525
Provision for loss sharing	—	1,346	1,346
Change in fair value of mortgage servicing rights	—	(5,533)	(5,533)
Mortgage banking revenue	—	18,032	18,032

Gain on sale of loans	680	—	680
Total revenue	31,617	18,032	49,649

Expenses:
Other interest expense	4,737	561 (1)	5,298
Management fees to affiliate	4,092	353	4,445
Professional fees	1,902	761	2,663
Compensation and benefits	—	13,235	13,235
Acquisition and investment pursuit costs	20	—	20
General and administrative expenses	2,230	5,026	7,256
General and administrative expenses reimbursed to affiliate	2,547	453	3,000
Total expenses	15,528	20,389	35,917
Income from operations before income taxes	16,089	(2,357)	13,732
Income tax expense (benefit)	237	(2,001)	(1,764)
Net income	$15,852	$(356)	$15,496

(1) Other interest expense does not include interest expense related to the intercompany note between the two business segments presented, Mortgage Banking (conducted through ACRE Capital Holdings LLC) as borrower and Principal Lending (conducted through the Company) as lender.  As such interest expense is related to an intercompany note, it is eliminated in the consolidated financial statements of the Company.  If interest expense related to the intercompany note were included, other interest expense and net loss would have been $3.3 million and $3.1 million, respectively, for Mortgage Banking.